Exhibit 10.9

[PORTIONS HEREIN IDENTIFIED BY [***] HAVE BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THE EXCLUDED INFORMATION IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.]

OFFICE/WAREHOUSE LEASE AGREEMENT

THIS LEASE (“Lease”), is made as of August          , 2018, by and between MSP Industrial Portfolio Owner, LLC, a Delaware limited liability company (“Landlord”), and Imricor Medical Systems, Inc., a Delaware corporation (“Tenant”), upon the following terms and conditions:

Article 1. Definitions

The following terms shall have the meanings specified herein:

1.01       Building. The “Building” is the office/warehouse building located at 12255-12287 Nicollet Avenue S., Burnsville, Minnesota 55337, together with all related land, improvements, parking facilities, common areas, driveways, sidewalks, and landscaping.

1.02       Premises. The “Premises” is Suite 12261 A in the Building, as outlined on the drawing attached hereto as Exhibit A.

1.03       Rentable Area of the Premises. 4,592 rentable square feet.

1.04       Lease Term. The “Lease Term” or “Term” shall mean the seven (7) year and three (3) month period between the Commencement Date and the Expiration Date, unless sooner terminated or extended as otherwise provided in this Lease.

1.05       Commencement Date. Subject to adjustment as provided in Article 3, the Commencement Date shall be the day after expiration of the Early Access Period.

1.06       Expiration Date. Subject to adjustment as provided in Article 3, the Expiration Date shall be the last day of the month that is eighty-seven (87) months after Commencement Date.

1.07       Base Rent. “Base Rent” for each month or year of the Lease Term is:

Time Period	Annual Rent/Sq. Ft.	Monthly Base Rent
Months 1-3	[***]	[***]
Months 4-12	[***]	[***]
Months 13-24	[***]	[***]
Months 25-36	[***]	[***]
Months 37-48	[***]	[***]
Months 49-60	[***]	[***]
Months 61-63	[***]	[***]
Months 64-75	[***]	[***]
Months 76-87	[***]	[***]

*As reflected above, Tenant shall have no obligation to pay monthly Rent for the initial three (3) months of the Lease Term (the “Free Rent Period”), reflecting the abatement of Rent for each of the three (3) months of the Free Rent Period. If the Lease is terminated during such Free Rent Period, Tenant shall not be entitled to any such rent abatement after the date of termination nor shall Tenant be entitled to assert any right to rent abatement after such termination against any sums due Landlord. The rent abatement granted under this Section is solely for the benefit of Imricor Medical Systems, Inc., and shall not be transferable to any assignee or subtenant. In the event of a default by Tenant under the terms of this Lease which results in early termination pursuant to the provisions hereof, then as a part of the recovery to which Landlord shall be entitled shall be included a portion of such rent which was abated under the provisions of this Section, which portion shall be determined by multiplying the total amount of rent which was abated under this Section by a fraction, the numerator of which is the number of months remaining in the Term of this Lease at the time of such default and the denominator of which is the number of months during the Term that Tenant is obligated to pay monthly Rent. Notwithstanding the foregoing, during the Free Rent Period, Tenant shall be required to pay its utilities and other expenses not defined as Rent during the Early Access Period.

1.08       Tenant’s Percentage Share. Five and 96/100 percent (5.96%).

1.09       Security Deposit. One month’s Rent, as defined in Section 4.01.

The Security Deposit is due and payable upon Tenant’s execution of this Lease.

1.10       Tenant’s Permitted Use. Office and warehouse uses related to medical devices and systems (“Tenant’s Permitted Use”).

1.11       Landlord’s Notice Address. MSP Industrial Portfolio Owner, LLC, c/o Capital Partners, 900 2nd Avenue S, Suite 1575, Minneapolis, MN 55402, ATTN: Kellee Vinge.

1.12       Tenant’s Notice Address. "Tenant's Address for Notices" shall mean: Imricor Medical Systems, Inc., 400 Gateway Blvd., Burnsville, MN 55337 ATTN: Gregg Stenzel.

1.13       Tenant’s Early Access to Premises. Landlord agrees, subject to the terms and conditions set forth herein, that Tenant shall have the right to enter and occupy the Premises upon substantial completion of the Leasehold Improvements for a period of thirty (30) days and continuing up and until the Commencement Date (“Early Access Period”), provided this Lease is fully executed, to permit Tenant to install Tenant’s furniture, fixtures and equipment and to make the Premises ready for Tenant’s use and occupancy and to conduct its business operations; provided, however, that prior to such entry of the Premises, Tenant shall provide evidence reasonably satisfactory to Landlord that Tenant’s and any of its contractors’ insurance as required in the Lease shall be in effect as of the time of such entry and that Tenant has secured all permits and approvals for any improvements or alterations, if applicable, to be performed in the Premises by Tenant during such access period. During the Early Access Period, all terms and conditions of the Lease shall apply, provided, Tenant shall have no obligation to pay Rent for the Premises during the Early Access Period. Notwithstanding the foregoing, Tenant shall be required to pay its utilities and other expenses not defined as Rent during the Early Access Period.

Article 2. Premises

Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord, upon all of the terms, covenants and conditions contained in this Lease. Landlord shall deliver the Premises to Tenant “as is, where is” other than for the Leasehold Improvements and any other improvements referenced in a separate written agreement, if any, specifically listing the work that Landlord will perform on or prior to the Commencement Date. Tenant acknowledges that Landlord has not made any representation or warranty with respect to the suitability or fitness of either the Premises or the Building for the conduct of Tenant’s Permitted Use or for any other purpose, and Tenant acknowledges that it has had a full opportunity to make its own determination in this regard.

Article 3. Term

Except as otherwise provided in this Lease, the Lease Term shall be for the period commencing on the Commencement Date and ending on the Expiration Date; provided, however, that, if, for any reason, Landlord is unable to deliver possession of the Premises on the Commencement Date, Landlord shall not be liable for any damage caused thereby, nor shall the Lease be void or voidable, but, rather, the Lease Term shall commence upon, and the Commencement Date shall be, the date that possession of the Premises is so tendered to Tenant, and the Expiration Date shall be extended by an equal number of days; however, Tenant-caused delays shall have no effect on the Commencement Date and Expiration Date. On the Expiration Date, Tenant shall turn over the Premises to Landlord in the condition outlined on Exhibit B attached hereto and incorporated herein by reference.

Article 4. Base Rent; Additional Rent

4.01    Rent; Payment. During the Lease Term, on or before the 1st day of each month, Tenant shall pay to Landlord: (a) the Base Rent; plus (b) Tenant’s Percentage Share of Taxes for such year and Tenant’s Percentage Share of Operating Expenses paid or incurred by Landlord during such year; plus (c) any charges incurred directly on behalf of Tenant (collectively, “Additional Rent”). All Base Rent, Additional Rent, and all other amounts payable to Landlord by Tenant (collectively, “Rent”) pursuant to the provisions of this Lease, shall be paid to Landlord, without notice, demand, abatement, deduction or offset, in lawful money of the United States via ACH, U.S. Mail, or overnight courier as follows:

Via ACH

Bank:

ABA/Routing No.:

Account No.:

Account Name:

Via Mail

MSP Industrial Portfolio Owner, LLC

P.O. Box 856652

Minneapolis, MN 55485-6652

Via Overnight Courier

MSP Industrial Portfolio Owner, LLC

900 Second Ave S

Suite 1575

Minneapolis, MN 5540

From time to time, Landlord may designate in writing that payments be made to such other person or at such other place. If the Lease Term commences or terminates on a day other than the first or last day of a calendar month, Rent payable in such month shall be pro-rated on a per diem basis.

One Month’s Rent is due and payable upon Tenant’s execution of this Lease, which shall be a credit applied to Tenant’s first installment of Rent.

4.02       Taxes. “Taxes” shall mean the aggregate amount of all real estate taxes, assessments (whether they be general or special), and any other federal, state or local governmental charge, general, special, ordinary or extraordinary, which Landlord shall pay or become obligated to pay in connection with the Building, or any part thereof. Taxes shall include all fees and costs, including attorneys’ fees, appraisers’ and consultants’ fees, incurred by Landlord in seeking to obtain a reduction of, or a limit on the increase in, any Taxes, regardless of whether any reduction or limitation is obtained. Taxes for any calendar year shall be Taxes which are due for payment or are paid during such year.

4.03       Operating Expenses. “Operating Expenses” shall mean: (a) all costs, fees, disbursements and expenses paid or incurred by or on behalf of Landlord in the operation, ownership, maintenance, management, replacement and repair of the Building; plus (b) all costs, fees, disbursements and expenses paid or incurred by or on behalf of Landlord for premiums for hazard, special perils, casualty, rent interruption and liability insurance and all other insurance obtained by Landlord in connection with or relating to the Building. Operating Expenses include the cost of any improvements, expenditures, repairs or replacements to the Building, or any equipment or machinery used in connection with the Building; provided, however, that any such costs which are properly charged to a capital account shall not be payable in a single year but shall instead be amortized over their useful lives, as determined by the Landlord in accordance with generally accepted accounting principles. Operating Expenses include Landlord’s management fee of 5% of gross revenues of the Building. Operating Expenses shall not include costs of tenant improvements to the premises of other tenants in the Building, depreciation charges, interest and principal payments on mortgages, real estate brokerage and leasing commissions, and expenses incurred in enforcing obligations of tenants of the Building. Operating Expenses for repairs to the Premises’ HVAC will not exceed $1,000.00 per year.

4.04       Adjustment Procedure: Estimates. From time to time, Landlord shall give Tenant written notice of Landlord’s estimate of the Additional Rent payable by Tenant under this Article 4. Within ninety (90) days after the close of each calendar year, or as soon thereafter as is practicable, Landlord shall deliver to Tenant a statement of that year’s actual Taxes and Operating Expenses for such calendar year, as determined and certified by Landlord (the “Landlord’s Statement”). If the amount of Tenant’s Percentage Share of actual Tax and Operating Expenses is more than the Additional Rent payments made by Tenant, Tenant shall pay the deficiency to Landlord within five (5) days after receipt of Landlord’s Statement. Tenant’s obligation with respect to any amounts owed to Landlord shall survive the expiration of the Lease Term, and shall be invoiced to Tenant when the same have been accurately determined or, at Landlord’s option, such amounts shall be reasonably estimated by Landlord to reflect the period of time the Lease was in effect during such billing period. If the amount of Tenant’s Percentage Share of actual Tax and Operating Expenses is less than the Additional Rent payments made by Tenant, any excess shall be credited against installments of Base Rent or Additional Rent next payable by Tenant under this Lease or, if the Lease Term has expired, any excess thereof shall be paid to Tenant within thirty (30) days after determination of such overpayment. No delay in providing the statements described in this Section 4.04 shall act as a waiver of Landlord’s right to payment hereunder. Notwithstanding the foregoing, Tenant’s right to receive any credit or payment hereunder is conditioned on Tenant not being in default beyond any applicable cure period under this Lease on the date such credit or payment is made, provided such credit or payment shall be made if such default is cured.

4.05       Late Charge; Interest. Landlord and Tenant agree that if Landlord does not receive any payment of Rent or any other amount payable by Tenant to Landlord hereunder on or before five (5) days after the date payment is due, Tenant shall pay to Landlord, as rent: (a) a late charge equal to eight percent (8%) of the overdue amount; and (b) interest on the delinquent amounts at the lesser of the maximum rate permitted by law, if any, or eighteen percent (18%) per annum from the date due to the date paid.

4.06       Additional Taxes. Tenant shall reimburse Landlord within five (5) days after written demand for all taxes payable by or imposed upon Landlord upon or with respect to: any fixtures or personal property located in the Premises; any leasehold improvements made in or to the Premises by or for Tenant; or any gross receipts tax, license fee or excise tax levied by any governmental authority.

Article 5. Security Deposit

Tenant shall deposit the Security Deposit with Landlord. The Security Deposit is made by Tenant to secure the faithful performance of all the terms, covenants and conditions of this Lease to be performed by Tenant. If Tenant is in Default with respect to any provision of this Lease, Landlord may apply all or a portion of the Security Deposit for the payment of any sum due or for the payment of any amount which Landlord expends by reason of such Default. If any portion of the Security Deposit is so applied, Tenant shall deposit with Landlord, within five (5) days after receipt of Landlord’s written demand, an amount sufficient to restore the Security Deposit to its original amount Landlord shall not be required to keep the Security Deposit separate from its general accounts, and Tenant shall not be entitled to interest on the Security Deposit. Provided that no default then exists under this Lease, the Security Deposit shall be refunded to Tenant within thirty (30) days after the expiration or termination of the Lease Term

Article 6. Use of Premises

6.01       Permitted Use. Tenant shall use the Premises only for Tenant’s Permitted Use and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord. Tenant shall, at its sole cost and expense, obtain all governmental licenses and permits required for Tenant to conduct Tenant’s Permitted Use.

6.02       Compliance With Laws. Tenant shall cause the Premises to comply with all current and future laws, ordinances, regulations and directives of any governmental authority, including without limitation any law, ordinance, regulation, covenant, condition or restriction affecting the Building, the Premises, or Tenant’s Permitted Use which now or in the future may become applicable thereto (collectively, “Applicable Laws”). Tenant shall not use the Premises, or permit the Premises to be used, in any manner which: (a) violates any Applicable Law; (b) causes or is reasonably likely to cause damage to the Building or the Premises; (c) violates any requirement or condition of any insurance policy covering the Building and/or the Premises, or increases the cost of any such policy; or (d) constitutes a nuisance, annoyance, or inconvenience to other tenants or occupants of the Building or the Building’s equipment, facilities, or systems. If other tenants or occupants of the Building complain about noise or vibrations emanating from the Premises, Tenant shall act to mitigate or cure such noise or vibrations to a level reasonably determined and approved by Landlord, which approval shall not be unreasonably withheld, conditioned, or delayed.

6.03       Rules and Regulation. Tenant shall abide by, and faithfully observe and comply with, Landlord’s rules and regulations for the Building and common areas attached hereto as Exhibit C, and any amendments, modifications, or additions thereto as may now or hereafter be adopted and published by written notice to tenants by Landlord. Landlord shall not be liable to Tenant for any violation of such rules and regulations by any other tenant or occupant of the Building so long as Landlord uses reasonable efforts to enforce the same.

6.04       Hazardous Materials. No Hazardous Materials shall be handled, generated, stored, discharged, or released upon, about, above or beneath the Premises or any portion of the Building by or on behalf of Tenant, its employees, agents, or representatives other than de minimis quantities of office products and cleaning supplies used and stored in compliance with Environmental Laws. Tenant shall complete and certify to disclosure statements as requested by Landlord from time to time relating to Tenant’s transportation, storage, use, generation, manufacture or release of Hazardous Materials on the Premises. “Hazardous Materials” means: (a) any material or substance: (i) which is defined or becomes defined as a “hazardous substance”, “hazardous waste”, “infectious waste”, “chemical mixture or substance,” or “air pollutant” under Environmental Laws; (ii) containing petroleum, crude oil or any fraction thereof; (iii) containing polychlorinated biphenyls (PCB’s); (iv) containing asbestos; (v) which is radioactive; (b) any other material or substance displaying toxic, reactive, ignitable or corrosive characteristics, or (c) materials which cause a nuisance upon or waste to the Premises or any portion of the Building. “Environmental Laws” means and includes all now and hereafter existing statutes, laws, ordinances, codes, regulations, rules, rulings, orders, decrees, directives, policies and requirements by any federal, state or local governmental authority regulating, relating to, or imposing liability or standards of conduct concerning public health and safety or the environment. Tenant indemnifies, defends, and holds the Landlord Parties harmless from and against any and all Losses arising from or in connection with the creation or existence of any Hazardous Materials in, at, on, or under the Premises or the Property, if and to the extent brought to the Premises or the Property or caused by any or all of Tenant, its affiliates, parents, subsidiaries, and their respective trustees, directors, shareholders, partners, members, managers, venturers, officers, employees, agents, invitees, assignees, sublessees, contractors, or representatives.

6.05        Public Accommodations. Tenant shall not use the Premises in any manner that would cause the Premises or the Building to be deemed a “place of public accommodation” under the Americans with Disabilities Act of 1990 (as amended) if such use would require any alteration, unless Tenant agrees in writing to undertake and complete, at Tenant’s own cost, those modifications or additions to the Premises or the Building required for ADA compliance. Notwithstanding the foregoing, Landlord shall be responsible for modifications or additions to the Premises or the Building required for ADA compliance regarding non-conformities that existed prior to the Commencement Date

Article 7. Utilities and Services

Landlord shall provide normal and ordinary utility service connections for electricity, water, sewer, telephone, and natural gas into the Premises and Tenant shall arrange, at its sole expense, with the appropriate utility company to install all necessary connections and without fail shall maintain, in continuous operation during the entire Term of the Lease, all such service, whether or not Tenant is in actual possession of the Premises. To the extent separately metered or otherwise charged to Tenant by the provider thereof, Tenant shall pay for all electricity, water, sewer, telephone, telecom, gas, heat, light, sweeping and other janitorial services, rubbish and trash disposal, and any other utilities or services supplied in, about or related to the Premises, together with any taxes thereon, connection charges and deposits. If any such utilities and services are not separately metered or charged to Tenant, Tenant shall pay a reasonable portion to be determined by Landlord of all charges jointly metered with other premises of the Building. Landlord shall not be required to pay for any service, supplies or upkeep in connection with the Premises. Tenant shall arrange for and pay for all telephone and telecom service and equipment, including any additions or alterations to the existing telephone or telecom service boards and conduit, which shall be completed without interference to the service and/or equipment of other tenants in the Building and which shall be appropriately labeled upon the termination of this Lease. Landlord shall not be liable for any failure to furnish, stoppage of, or interruption in furnishing any of the services or utilities described herein. Tenant recognizes that any security services provided by Landlord at the Building are for the protection of Landlord’s property and under no circumstances shall Landlord be responsible for, and Tenant waives any rights with respect to, providing security or other protection for Tenant or its employees, invitees or property in or about the Premises or the Building.

Article 8. Maintenance and Repairs

8.01       Landlord’s Obligations. During the Lease Term, Landlord shall maintain, subject to reimbursement as a part of Operating Expenses, the roof, foundation and exterior walls (excluding all windows, plate glass, and doors) of the Building in good repair and condition, except for ordinary wear and tear. Landlord also shall maintain, subject to reimbursement as part of Operating Expenses, the downspouts and fire safety sprinkler system of the Building and HVAC serving the Premises. Landlord shall maintain all landscaped areas, parking areas, driveways and walkways, including sweeping and removal of snow and ice, as applicable. Subject to Article 11, Landlord shall not be liable to Tenant for any damage or inconvenience associated with or related to the performance of, or failure to perform, any such maintenance. Tenant shall not be entitled to any abatement or reduction of Rent by reason of any maintenance, repairs, alterations or additions made by Landlord under this Lease. Subject to Article 11.07, Tenant shall, at its sole cost, pay for any damage to the roof, foundation and/or external walls caused by any act, omission, negligence or fault of Tenant or any employee, agent or contractor of Tenant.

8.02       Tenant’s Obligations. During the Lease Term, Tenant shall, at its own risk and at its sole cost and expense, maintain, service, repair, and replace, if necessary, and keep in good condition and repair all portions of the Premises, which are not expressly the responsibility of Landlord under this Lease, including, but not limited to, heating, ventilation and air conditioning systems, all glass elements, doors (including dock doors), dock bumpers, interior walls and finish work, floors and floor coverings, regular cleaning, janitorial service, removal of debris, and pest extermination. Subject to Article 11.07, Tenant shall be responsible for, and within five (5) days after written demand by Landlord shall promptly reimburse Landlord for, any damage to any portion of the Building or the Premises caused by (a) Tenant’s activities in the Building or the Premises; (b) the performance or existence of any alterations, additions or improvements made by Tenant in or to the Premises; (c) the installation, use, operation or movement of Tenant’s property in or about the Building or the Premises; or (d) any negligence or misconduct Tenant or its officers, partners, employees, agents, contractors or invitees. Tenant shall, at its own cost and expense, repair or replace any damage or injury to all or any part of the Premises or Building caused by Tenant or Tenant’s agents, employees, invitees, licensees or visitors; provided, however, if Tenant fails to make such repairs or replacements within thirty (30) days after written notice from Landlord (or such additional time as may be reasonably necessary for completion so long as Tenant promptly commences and diligently pursues completion), Landlord may, at its option, make such repairs or replacements, and Tenant shall reimburse the cost, plus a ten percent (10%) overhead charge therefore, to Landlord within five (5) days after written demand. If determined by a certified HVAC contractor, approved by Landlord, that any HVAC unit serving the Premises can no longer be repaired and must be replaced, the cost of any such HVAC unit replacement shall be completed and paid for by Landlord and amortized over the useful life of such equipment (as defined by generally accepted accounting practices) and reimbursed by Tenant on a monthly basis as Additional Rent, provided Tenant shall not be responsible for the payment of any amortized costs beyond the Term (except any extension or renewal thereof) of the Lease. Tenant shall not commit or allow any waste or damage to be committed on any portion of the Premises, and at the termination of this Lease, by lapse of time or otherwise, Tenant shall deliver the Premises to Landlord, broom clean with all debris and personal property removed, in as good condition as at the date of first possession by Tenant, ordinary wear and tear, casualty and condemnation excepted.

Article 9. Alterations

Tenant shall not make or permit to be made any alterations, additions, or improvements in or to the Premises (“Alterations”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. All work relating to the Alterations shall be performed in compliance with the plans and specifications approved by Landlord, all applicable laws, ordinances, rules, regulations and directives of all governmental authorities having jurisdiction and the requirements of all carriers of insurance on the Premises or the Building, the Board of Underwriters, Fire Rating Bureau, or similar organizations. All Alterations shall be constructed and/or installed by licensed, bonded, and insured contractors approved by Landlord, in a good and workmanlike manner using new materials of the same character, kind and quality as originally employed in, on or about the Building, and in compliance with all applicable legal requirements, as well as all requirements of Landlord’s insurance carrier and lender, if any. Landlord may monitor construction of any such Alterations. Tenant shall reimburse Landlord for its reasonable out of pocket costs, if any, in reviewing plans and specifications and in monitoring construction of such Alterations. Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with legal requirements. Tenant shall pay when due all costs for work performed and materials supplied to the Premises. Tenant shall keep Landlord, the Premises and the Building free from all liens, stop notices and violation notices relating to the Alterations or any other work performed for, materials furnished to or obligations incurred by Tenant, and Tenant shall protect, indemnify, hold harmless and defend Landlord, the Premises and the Building of and from any and all loss, cost, damage, liability and expense, including attorneys’ fees, arising out of or related to any such liens or notices. All Alterations shall become a part of the Premises and shall become the property of Landlord upon the expiration or earlier termination of this Lease, unless Landlord shall, by notice given to Tenant, require Tenant to remove some or all of Tenant’s Alterations, in which event Tenant shall promptly remove the designated Alterations and shall promptly repair any resulting damage, all at Tenant’s sole expense. It is understood and agreed that neither the MR scanner and accessory equipment, concrete isolation pad and Tenant’s office furnishings and equipment shall not constitute “Alterations” for the purposes of this Lease.

Article 10. Indemnification

10.01       Subject to Article 11.07, Tenant agrees to protect, indemnify, hold harmless and defend Landlord, any mortgagee, and each of their respective partners, directors, officers, property manager, managers, agents and employees, successors and assigns, from and against any and all loss, cost, damage, liability or expense as incurred (including but not limited to actual attorneys’ fees and legal costs) arising out of or related to any claim, suit or judgment brought by or in favor of any person or persons for damage, loss or expense due to, but not limited to, bodily injury, including death, or property damage sustained by such person or persons which arises out of, is occasioned by or is in any way attributable to the use or occupancy of the Premises or any portion of the Building by Tenant or the negligence or misconduct of Tenant or its agents, employees, contractors, clients, invitees or subtenants. Notwithstanding anything to the contrary contained herein, nothing shall be interpreted or used in any way to affect, limit, reduce or abrogate any insurance coverage provided by any insurers to either Tenant or Landlord. Should Landlord be made a party to any litigation instituted by Tenant against a party other than Landlord, or by a third party against Tenant, Tenant shall indemnify, hold harmless and defend Landlord from any and all loss, cost, liability, damage or expense incurred by Landlord, including attorneys’ fees, in connection with such litigation. Nothing contained in this Article 10 shall obligate Tenant to indemnify Landlord against the negligence or misconduct of Landlord, its employees, agents or contractors, clients, or invitees.

10.02       Subject to Article 11.07, Landlord agrees to protect, indemnify, hold harmless and defend Tenant, its partners, directors, officers, property manager, managers, agents and employees, successors and assigns, from and against any and all loss, cost, damage, liability or expense as incurred (including but not limited to actual attorneys’ fees and legal costs) arising out of or related to any claim, suit or judgment brought by or in favor of any person or persons for damage, loss or expense due to, but not limited to, bodily injury, including death, or property damage sustained by such person or persons which arises out of, is occasioned by or is in any way attributable to the use or occupancy of the Common Areas by Tenant or the negligence or misconduct of Landlord or its agents, employees, contractors, clients, or invitees. Notwithstanding anything to the contrary contained herein, nothing shall be interpreted or used in any way to affect, limit, reduce or abrogate any insurance coverage provided by any insurers to either Tenant or Landlord. Should Tenant be made a party to any litigation instituted by Landlord against a party other than Tenant, or by a third party against Landlord, Landlord shall indemnify, hold harmless and defend Tenant from any and all loss, cost, liability, damage or expense incurred by Landlord, including attorneys’ fees, in connection with such litigation. Nothing contained in this Article 10 shall obligate Landlord to indemnify Tenant against the negligence or misconduct of Tenant, its employees, agents, contractors, clients, invitees or subtenants.

Article 11. Insurance

11.01       Property Insurance. At all times during the Lease Term, Tenant shall procure and maintain, at its sole expense, special perils property insurance, in an amount not less than one hundred percent (100%) of the replacement cost, covering (a) all leasehold improvements in and to the Premises which are made at the expense of or on behalf of Tenant; and (b) Tenant’s trade fixtures, equipment and other personal property from time to time situated in the Premises, including, without limitation, all floor and wall coverings. The proceeds of such insurance shall be used for the repair or replacement of the property so insured, except that if not so applied or if this Lease is terminated following a casualty, the proceeds applicable to the leasehold improvements shall be paid to Landlord and the proceeds applicable to Tenant’s personal property shall be paid to Tenant. At all times during the Lease Term, Tenant shall procure and maintain business interruption insurance covering at least twelve (12) months of loss of income and continuing expense.

11.02       Liability Insurance. At all times during the Lease Term, Tenant shall procure and maintain, at its sole expense, commercial general liability insurance applying to the use and occupancy of the Premises and the business operated by Tenant. Such insurance shall have a minimum combined single limit of liability of at least $2,000,000 per occurrence and a general aggregate limit of at least $3,000,000. All such policies shall be written to apply to all bodily injury, property damage, and personal injury losses and shall be endorsed to include Landlord and its partners, directors, officers, agents, employees, property manager, and any mortgagee of the Building.

11.03       Workers Compensation / Employers’ Liability Insurance. Workers compensation insurance covering all of Tenant’s employees, which insurance shall include the following: Coverage A – statutory amount, and Coverage B – employers’ liability insurance with limits not less than $500,000 each accident, $500,000 disease-policy limit and $500,000 disease-each employee

11.04       Pollution Liability Insurance. [Intentionally Omitted.]

11.05       Policy Requirements. All insurance required to be maintained by Tenant shall be issued by insurance companies authorized to do insurance business in the State of Minnesota and rated not less than A-VII in Best’s Insurance Guide and a Standard and Poor’s claims paying ability rating of not less than AA. A certificate of insurance (or, at Landlord’s option, copies of the applicable policies) evidencing the insurance required under this Article 11 shall be delivered to Landlord prior to the Commencement Date. No such policy shall be subject to cancellation or modification without thirty (30) days prior written notice to Landlord and to any mortgagee of the Building. Tenant shall furnish Landlord with a replacement certificate with respect to any insurance not less than thirty (30) days prior to the expiration of the current policy. Tenant shall have the right to provide the insurance required hereunder pursuant to blanket policies, but only if such blanket policies expressly provide coverage to the Premises, the Landlord, and any mortgagee, as required by this Lease. If Tenant fails to maintain any insurance which Tenant is required to maintain hereunder, Tenant shall be liable to Landlord for any loss or cost resulting from such failure to so maintain.

11.06       Additional Insured Requirements. The commercial general liability insurance and pollution liability insurance shall name Landlord, its affiliates, parent and subsidiaries, and their respective trustees, directors, officers, members, managers, venturers, partners, shareholders, agents, contractors, representatives, property managers, lenders, assignees, affiliates and employees (collectively with Landlord, “Landlord Parties”) as additional insureds.

11.07       Release and Waiver of Subrogation. Each party hereby waives and releases any right of recovery against the other for injury or loss to property suffered by the insured arising from any risk which is required to be insured above regardless of the fault of the other party.

Article 12. Damage or Destruction

Except as provided herein, this Lease shall automatically terminate if the Premises are totally destroyed. If the Premises are damaged by any casualty and, in Landlord’s reasonable opinion, the Premises (exclusive of any alterations other than the Leasehold Improvements made to the Premises by or on behalf of Tenant) can be restored to its preexisting condition within two hundred forty (240) days after the date of the damage or destruction, Landlord shall, except as provided below, promptly and with due diligence repair any damage to the Premises (exclusive of any alterations to the Premises made by or on behalf of Tenant, which shall be promptly repaired by Tenant at its sole expense) and, until such repairs are completed, the monthly rent payable hereunder shall be abated from the date of damage or destruction in the same proportion that the rentable area of the portion of the Premises which is unusable by Tenant in the conduct of its business bears to the total rentable area of the Premises. If (i) the repairs are estimated to take more than two hundred forty (240) days to complete, or (ii) Landlord does not so elect to make the repairs, then either Landlord or Tenant shall have the right, by written notice given to the other within thirty (30) days after the date of casualty or the date that Landlord provides written notice to Tenant of its intent to not make the repairs as the case may be, to terminate this Lease as of the date of the damage or destruction. Notwithstanding anything to the contrary herein, Landlord shall have no obligation to repair the Premises if: (a) the Building is so damaged as to require repairs to the Building exceeding twenty percent (20%) of the full insurable value of the Building; or (b) Landlord elects to demolish the Building; or (c) the damage or destruction occurs during the last year of the Lease Term, exclusive of option periods, and Landlord reasonably estimates that it will take more than two (2) months to repair such damage; or (d) Landlord does not receive sufficient insurance proceeds to complete the repairs, in which case this Lease shall be deemed terminated as of the date of casualty. Further, Tenant’s monthly rent payable hereunder shall not be abated if either (i) the damage or destruction is repaired within ten (10) business days after Landlord receives written notice from Tenant of the casualty, or (ii) Tenant, or any officers, partners, employees, agents or invitees of Tenant, or any assignee or subtenant of Tenant, is primarily responsible for the damage or destruction.

Article 13. Condemnation

If the whole or any material part of the Property or the Premises shall be taken in condemnation, or transferred by agreement in lieu of condemnation, which in Tenant’s reasonable judgment, materially and adversely affects Tenant’s Permitted Use of the Premises, or in Landlord’s reasonable judgment, materially interferes with or impairs its ownership or operation of the Property, then either Tenant or Landlord may terminate this Lease by serving the other party with written notice of same, effective as of the taking date. If neither Tenant nor Landlord elects to terminate this Lease as aforesaid, then this Lease shall terminate on the taking date only as to that portion of the Premises so taken, and the Rent and other charges payable by Tenant shall be reduced proportionally. In the event of any Condemnation, the entire award for such taking shall belong to Landlord. Tenant shall have no claim against Landlord or the award for the value of any unexpired term of this Lease or otherwise. Tenant shall be entitled to independently pursue a separate award in a separate proceeding for Tenant’s relocation costs directly associated with the taking, provided such separate award does not diminish Landlord’s award. No temporary taking of the Premises shall terminate this Lease or entitle Tenant to any abatement of the rent payable to Landlord under this Lease. Notwithstanding the aforesaid, if any condemnation only takes a portion of the parking area, this Lease shall continue in full force and effect without modification so long as use and enjoyment of the parking area by Tenant, its employees and invitees is not materially impaired.

Article 14. Relocation. [Intentionally Omitted.]

Article 15. Assignment; Subletting

15.01       Assignment and Subletting. Tenant shall not, either voluntarily or by operation of law, assign, encumber, or otherwise transfer this Lease or any interest herein, or sublet the Premises or any part thereof, or permit the Premises to be occupied by anyone other than Tenant, without the prior written consent of Landlord. Landlord, in Landlord’s sole and absolute discretion, shall have the right to deny its consent to any proposed assignment or subletting. Any assignment, subletting or other action in violation of the foregoing shall be void and, at Landlord’s option, shall constitute a material breach of this Lease. For purposes of this Article 15, an assignment shall include any transfer of any interest in this Lease, the Premises, or Tenant pursuant to a merger, division, consolidation or liquidation, or pursuant to a change in ownership of Tenant involving a transfer of voting control in Tenant (whether by transfer of partnership interests, corporate stock or otherwise). In the event of an assignment or subletting, Landlord may collect rent from the assignee or the subtenant without waiving any rights hereunder and collection of the rent from a person other than Tenant shall not be deemed a waiver of any of Landlord’s rights, an acceptance of assignee or subtenant as Tenant, or a release of Tenant from the performance of Tenant’s obligations under this Lease. No assignment or subletting shall release Tenant or change Tenant’s primary liability to pay the Rent and to perform all other obligations of Tenant under this Lease. Notwithstanding the foregoing provisions to the contrary, Tenant may assign this Lease with Landlord's prior written consent, which consent will not be unreasonably withheld, conditioned, or delayed to an entity (a) controlling, controlled by or under common control with Tenant, or (b) that is Tenant’s successor through merger, reorganization, or consolidation, or (c) that acquires substantially all of the stock or assets of Tenant, provided the net worth of such entity immediately following the assignment is not less than the net worth of Tenant on the Commencement Date or immediately prior to the assignment, whichever is greater, and in Landlord's reasonable opinion, such entity will not be inconsistent with the dignity, character, and standards of the Building and its other tenants.

15.02       Excess Rent/Consideration. In the event that the Rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment, plus any bonus or other consideration therefor or incident thereto), exceeds the Rent payable under this Lease, then Tenant, after the recovery of all reasonable expenses associated with the sublease or assignment, including tenant improvement costs, architectural fees, commissions, and any other reasonable concessions provided, shall be bound and obligated to pay Landlord, as Additional Rent hereunder, all of such excess Rent and other excess consideration within ten (10) days following receipt thereof by Tenant.

Article 16. Defaults; Remedies

16.01       Events of Default. The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant: (a) the failure of Tenant to pay Base Rent as and when due, or to make any other Rent or other payment required to be made by Tenant hereunder as and when due; (b) Tenant fails to comply with or observe any other provision of this Lease and such failure continues for fifteen (15) days after written notice to Tenant or such lesser period of time as otherwise expressly provided in the Lease; provided, however, that if the nature of Tenant’s obligation is such that more than fifteen (15) days are required for its performance, Tenant shall not be in default if Tenant commences and diligently pursues to cure such default within the fifteen (15) day period and thereafter diligently prosecutes the same to completion, provided that no such cure shall extend beyond sixty (60) days; (c) the making by Tenant of any general assignment for the benefit of creditors or the filing by or against Tenant of a petition under any federal or state bankruptcy or insolvency laws; (d) Tenant fails to comply with the Tenant’s Permitted Use provisions of this Lease; (e) Tenant fails to discharge any lien placed upon the Premises in violation of this Lease within thirty (30) days after any such lien or encumbrance is filed against the Premises; or (f) Tenant fails to execute and return to Landlord an estoppel certificate within ten (10) days following Landlord’s written request therefor.

16.02       Landlord’s Right to Terminate Upon Default. In the event of any default by Tenant under this Lease, Landlord shall have the right, without notice or demand to Tenant, to terminate this Lease, in which event Landlord shall be entitled to receive from Tenant on demand, as and for liquidated and agreed final damages for Tenant’s default, an amount equal to: (a) all Rent and other sums or charges then due or owed under this Lease; plus (b) all of Landlord’s actual or reasonably estimated expenses in connection with reletting the Premises, including, without limitation, all repossession costs, brokerage and management commissions, operating expenses, legal expenses, attorneys’ fees, alteration costs, and expenses of preparation for such reletting; plus (c) the then present value of Rent and other sums or charges that would be due or owed under this Lease from the day of such termination or repossession for what would be the then unexpired Lease Term if the same had remained in effect, said present value to be arrived at on the basis of a discount of four percent (4%) per annum.

16.03       Right of Landlord to Perform. All covenants and agreements to be performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense. If Tenant shall fail to pay any sum of money, other than Rent payable hereunder, required to be paid by it hereunder after the expiration of any notice period with respect thereto, or shall fail to perform any other act on its part to be performed hereunder within thirty (30) days after written notice from Landlord (except in case of emergency), Landlord may, but shall not be obligated to, make any payment or perform any such other act on Tenant’s part to be made or performed, without waiving or releasing Tenant of its obligations under this Lease. The cost of any work or act performed by Landlord plus a ten percent (10%) overhead charge shall be charged to Tenant as rent and shall become immediately due and payable by Tenant, upon written notice from Landlord.

16.04       Non-Waiver. The failure by either party hereto to enforce or take action in response to any default by the other party shall not be deemed to be a waiver thereof. No waiver shall limit either party’s rights under this Lease with regard to any subsequent or continuing default. Nothing herein shall be deemed to affect either party’s rights to indemnification under this Lease for personal injury or property damages under the indemnification clauses contained in this Lease. No acceptance by Landlord of a lesser sum than the Rent then due under this Lease shall be deemed to be other than on account of the earliest installment of such amount due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other remedy under this Lease. The delivery of keys to Landlord, or any employee, property manager, agent, or representation thereof, shall not operate as a termination of this Lease or a surrender of the Premises. The specific remedies to which Landlord may resort under the terms of the Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease.

16.05       Landlord Default. Landlord shall not be in default of any obligation of Landlord hereunder unless Landlord fails to perform such obligations within thirty (30) days after receipt of written notice of such failure from Tenant; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, Landlord shall not be in default if Landlord commences to cure such default within the thirty (30) day period and thereafter diligently prosecutes the same to completion. All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder. Any liability of Landlord shall be limited solely to Landlord’s interest in the Property, and in no event shall any personal liability be asserted against any or all of Landlord Parties in connection with this Lease nor shall any recourse be had to any other property or assets of any or all of Landlord Parties.

16.06       Tenant’s Remedies. Tenant’s sole and exclusive remedy for a default or breach of this Lease by Landlord shall be either (i) an action for damages, or (ii) an action for injunctive relief; Tenant hereby waiving and agreeing that Tenant shall have no other remedies on account of any breach or default by Landlord under this Lease including, without limitation, any offset rights. Under no circumstances whatsoever shall Landlord ever be liable for punitive, consequential or special damages under this Lease; and Tenant waives any rights it may have to such damages under this Lease in the event of a breach or default by Landlord under this Lease.

Article 17. Subordination, Non-Disturbance, and Attornment; Estoppel Certificates

17.01       Subordination, Non-Disturbance, and Attornment. This Lease is subject and subordinated to any mortgages, deeds of trust, “ground” leases and any extensions or modifications thereto entered into by Landlord or an affiliate or predecessor-in-interest (hereinafter collectively referred to as “Mortgages”), provided that so long as Tenant is not in default under the terms of this Lease beyond any applicable cure period, Tenant’s rights under this Lease shall not be disturbed. In the event Landlord exercises its option to further subordinate this Lease, such subordination shall be self-executing, but Tenant shall, at the written request of Landlord, execute such further assurances, including a subordination, non-disturbance and attornment agreement (an “SNDA”), as Landlord reasonably deems desirable to confirm such subordination, provided in all events that Tenant’s non-disturbance rights as provided in the first sentence above shall be maintained. In the event Tenant fails or refuses to execute any instrument required under this Section, within ten (10) days after Landlord’s request, Landlord shall be granted a limited power of attorney to execute any instrument consistent with the provisions of this Article 17.01 in the name of Tenant. In the event any existing or future lender holding a mortgage, deed of trust or other commercial paper reasonably requires a modification of this Lease which does not increase Tenant’s Rent hereunder or does not materially adversely change any obligation of Tenant hereunder, Tenant agrees to execute appropriate instruments to reflect such modification, upon request by Landlord. So long as Tenant is not in default under this Lease, this Lease shall remain in full force and effect and Tenant’s possession hereunder shall not be disturbed.

17.02       Estoppel Certificates. Tenant agrees at any time and from time to time within ten (10) days following Landlord’s written request, to execute, acknowledge and deliver to Landlord, or any party designated by Landlord, a statement in writing addressed and certifying to Landlord, or any party designated by Landlord, that this Lease: is unmodified (or specifies any modifications) and in full force and effect; that Tenant has accepted possession of the Premises, which are acceptable in all respects; that no Rent has been paid more than thirty (30) days in advance; that Tenant has no charge, lien or claim of setoff under this Lease or otherwise against the Rent due or to become due under this Lease; that Landlord is not in default in performance of any covenant, agreement or condition contained in this Lease (or specifying, with reasonable particularity, any alleged default by Landlord); and any other information reasonably requested by Landlord. Any such statement delivered pursuant to this Section 17.02 may be relied upon by Landlord, any existing or prospective mortgagee, any prospective purchaser of the Building, or any party designated by Landlord. As requested, Tenant shall provide Landlord with current operating and financial statements and reports relating to Tenant’s business.

Article 18. Holdover Tenancy

If Tenant holds possession of the Premises after the expiration or termination of the Lease Term, by lapse of time or otherwise, Tenant shall become a tenant at sufferance, upon all of the terms contained herein, except as to Base Rent. During such holdover period, Tenant shall pay to Landlord a monthly rent equivalent to: (a) one hundred fifty percent (150%) of the Base Rent payable by Tenant to Landlord with respect to the last month of the Lease Term; plus (b) all Additional Rent and other amounts payable under this Lease. The monthly rent payable for such holdover period shall in no event be construed as a penalty or as liquidated damages for such retention of possession. Without limiting the foregoing, Tenant hereby agrees to indemnify, defend and hold harmless Landlord, and its agents, contractors and employees, from and against any and all claims, liabilities, actions, losses, damages (including without limitation, direct, indirect, incidental and consequential) and expenses (including, without limitation, court costs and reasonable attorneys’ fees) asserted against or sustained by any such party and arising from or by reason of such retention of possession, which obligations shall survive the expiration or termination of the Lease Term.

Article 19. Signs

Tenant shall not place or permit any signs, lights, awnings or poles in or about the Premises or the Property without the prior written consent of Landlord. Tenant shall not, without the prior written consent of Landlord, install or affix any window coverings, blinds, draperies, window or door lettering or advertising media of any type in or about the Premises. Any signs or window coverings permitted by Landlord shall be paid for by Tenant, shall comply with all signage criteria, if any, set forth by Landlord and shall be subject to all applicable governmental laws, ordinances, regulations and other requirements. Tenant shall remove any permitted signs and window coverings upon the expiration or earlier termination of this Lease. Any such installations and removals shall be made in such manner as to avoid injury or defacement of the Building and Tenant shall repair any such injury or defacement, including, without limitation, discoloration, caused by such installation and/or removal.

Article 20. Parking

Tenant shall be entitled to park in common with other tenants of the Property in those areas designated for nonreserved parking. Tenant shall be responsible for all vehicles owned, rented or used by Tenant and/or its affiliates, parents, subsidiaries, and their respective trustees, directors, shareholders, partners, members, managers, venturers, officers, employees, agents, invitees, assignees, sublessees, contractors, or representatives in or about the Property. Tenant shall not park its trucks in the dock area longer than the time it takes to reasonably load or unload its trucks. In no event shall Tenant park any vehicle in or about a loading dock which exclusively services another tenant in, on, or about the Property, or in a thoroughfare, driveway, street, or other area not specifically designated for parking. Upon request by Landlord, Tenant shall move its trucks and vehicles if, in Landlord’s reasonable opinion, said vehicles are in violation of any of the above restrictions.

Article 21. Notices

All notices, consents, demands, and requests which may be or are required to be given by either party to the other, shall be in writing, and sent by United States registered or certified mail, with return receipt requested, addressed to Landlord and/or Tenant to the addresses set forth in Article 1 hereof. The date which said registered or certified mail is mailed shall be conclusively deemed to be the date on which a notice, consent, demand, or request is given or made. The above address of a party may be changed at any time with not less than ten (10) days prior notice given by said party to the other party in the manner hereinabove provided.

Article 22. Brokers

Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Lease except for Dave Stalsberg of Kraus-Anderson Realty Company, as agent for Tenant, and Eric Rossbach of Colliers International, as agent for Landlord, each of whom shall be paid a commission by Landlord pursuant to a separate written agreement. Tenant and Landlord shall indemnify, defend and hold each other harmless from and against all costs, expenses, attorneys’ fees, liens and other liability for commissions or other compensation claimed by any other broker or agent claiming the same by, through or under Tenant or Landlord. The foregoing indemnity shall survive the expiration or earlier termination of the Lease.

Article 23. Miscellaneous

23.01       Entire Agreement. This Lease contains all of the agreements and understandings relating to the leasing of the Premises and the obligations of Landlord and Tenant in connection with such leasing. Landlord has not made, and Tenant is not relying upon, any warranties, or representations, promises or statements made by Landlord or any agent of Landlord, except as expressly set forth herein. This Lease supersedes any and all prior agreements and understandings between Landlord and Tenant and alone expresses the agreement of the parties. This Lease shall not be amended, changed or modified in any way unless in writing executed and delivered by both Landlord and Tenant. In the event any provision of this Lease is found to be unenforceable, the remainder of this Lease shall not be affected, and any provision found to be invalid shall be enforceable to the extent permitted by law. This Lease does not create any relationship between Landlord and Tenant other than that of lessor and lessee.

23.02       Successors. Except as expressly provided herein, this Lease and the obligations of Landlord and Tenant contained herein shall bind and benefit the successors and assigns of the parties hereto. Notwithstanding the foregoing, Landlord and each successor to Landlord shall be fully released from the performance of Landlord’s obligations subsequent to its transfer of Landlord’s interest in the Building and the assumption of Landlord’s responsibilities hereunder by the transferee.

23.03       Force Majeure. Landlord shall incur no liability to Tenant with respect to, and shall not be responsible for, any failure to perform any of Landlord’s obligations hereunder if such failure is caused by any reason beyond the reasonable control of Landlord. Tenant shall incur no liability to Landlord with respect to, and shall not be responsible for, any failure to perform any of Tenant’s obligations hereunder (other than payment of Rent or other payments due hereunder) if such failure is caused by any reason beyond the reasonable control of Tenant.

23.04       Survival of Obligations. Any obligations of each party hereto accruing prior to the expiration of this Lease shall survive the termination of this Lease, and the party obligated therefor shall promptly perform all such obligations whether or not this Lease has expired.

23.05       Landlord Entry. Landlord may enter the Premises at all reasonable times upon reasonable prior notice (except in case of emergency) to: inspect the same; exhibit the same to prospective purchasers, lenders or tenants; determine whether Tenant is complying with all of its obligations under this Lease; supply services to be provided by Landlord to Tenant under this Lease; and make repairs or improvements in or to the Building or the Premises.

23.06       Quiet Enjoyment. Provided that Tenant is not in default beyond any applicable cure period, Tenant shall have and peaceably enjoy the Premises during the Lease Term, subject to all of the terms and conditions contained in this Lease.

23.07       Governing Law. This Lease shall be governed by, and construed in accordance with, the laws of the State of Minnesota.

23.08       Captions. All captions, headings, titles, and numerical references are for convenience only and shall have no effect on the interpretation of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include the appropriate number and gender, as the context may require.

23.09       Time is of the Essence. Time is of the essence of under this Lease and for the performance of all obligations hereunder.

23.10       Joint and Several Liability. If Tenant comprises more than one person or entity, or if this Lease is guaranteed by any party, all such persons shall be jointly and severally liable for payment of rents and the performance of Tenant’s obligations hereunder.

23.11       Corporate Authority. Tenant hereby covenants and warrants that Tenant is a duly authorized and existing entity, that Tenant has and is qualified to do business in the state in which the Property is located, that the Tenant has full right and authority to enter into this Lease pursuant to the terms of its formation and that each person signing on behalf of Tenant is authorized to do so. Tenant shall provide Landlord on demand with such evidence of such authority as Landlord shall reasonably request, including, without limitation, resolutions, certificates, and opinions of counsel. Landlord hereby covenants and warrants that Landlord is a duly authorized and existing entity, that Landlord has and is qualified to do business in the state in which the Property is located, that the Landlord has full right and authority to enter into this Lease pursuant to the terms of its formation, and that each person signing on behalf of Landlord is authorized to do so.

23.12       Counterparts. This Lease may be executed in one or more counterparts, each of which will constitute an original, and all of which together shall constitute one and the same agreement. Executed copies hereof may be delivered by e-mail or facsimile and, upon receipt, shall be deemed originals and binding upon the parties hereto. Without limiting or otherwise affecting the validity of executed copies hereof that have been delivered by e-mail or facsimile, the parties will use best efforts to deliver originals as promptly as possible after execution.

Article 24. Tenant Improvements

Improvements to the Premises (“Leasehold Improvements”) shall be governed by Exhibit D attached hereto and incorporated herein by reference. In addition to the Leasehold Improvements, Landlord agrees to, at Tenant’s request, perform additional HVAC distribution work, up to $4,000.00 of which will be amortized over the Lease Term at zero percent interest and memorialized as an amendment to this Lease. Tenant shall be directly responsible for all, if any, amounts over $4,000.00 when due. Landlord and Tenant originally agreed that, as part of the Leasehold Improvements, Landlord would be responsible for the electrical improvements on the June 8, 2018 electrical bid by Bob Noeldner for [***]. Tenant requested an expansion of the electrical work and Landlord will currently be proceeding with the an expanded proposal dated June 19, 2018 by City View Electric totaling [***], provided, however, that Tenant shall be directly responsible for and pay when due the cost of any electrical work done to the Premises in excess of the original June 8, 2018 electrical bid of [***]. The charge to tenant for additional electrical work is [***], unless the bid is increased based on additional work added by Tenant.

Article 25. MR Chillers

Landlord hereby grants to Tenant the right to install “MR Chillers” on the roof above the Premises or on grade behind the Premises. All work on or relating to the MR Chillers shall be done only by Landlord’s contractor or a contractor approved by Landlord. If the MR Chillers are installed behind the Premises, they are to be located on a concrete pad no larger than five feet by eight feet in size and protected by bollards in the location indicated on Exhibit E. No such work will be permitted if it would void or reduce any warranty on the roof. Tenant will be required to supplement existing construction to achieve any assembly ratings, thermal values, or additional criteria as required by the installation of the MR Chillers. Tenant agrees to indemnify, defend and hold Landlord harmless against any loss, liability, or damage caused by or caused to the MR Chillers. The foregoing indemnity shall survive the expiration or earlier termination of this Lease. Tenant shall only have roof access to the MR Chillers during normal business hours. Upon the expiration or earlier termination of the Lease Term, Tenant must remove the MR Chillers and restore the area on which the MR Chillers were installed to its pre-installation condition to the reasonable acceptance of Landlord.

[Signature Page Follows.]

IN AGREEMENT, the parties hereto have executed this Lease as of the date first above written.

LANDLORD: MSP Industrial Portfolio Owner, LLC, A Delaware limited liability company By:/s/ Jason Simek Its: Managing Partner	TENANT: lmricor Medical Systems, Inc., a Delaware corporation By:/s/ Steve Wedan Its: Chief Executive Officer

Exhibit A

Premise

Exhibit B

Move-Out Conditions

Exhibit C

Rules and Regulations

Exhibit D

Leasehold Improvements

Exhibit D-1

Plan

EXHIBIT D-2

Electrical Proposal

Exhibit E

Permitted Placement of MR Chiller Behind Premises